UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______ )

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Filed by a Party other than the Registrant [   ]

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[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to 240.14a-12

MDI, INC.
(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDI, INC.
10226 San Pedro Avenue, Suite 100
San Antonio, Texas 78216
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 13, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of MDI, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 10226 San Pedro Avenue, Suite 100, San Antonio, Texas on Thursday, November 13, 2008, at 10:00 a.m., local time, for the following purposes:

1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2. To ratify the appointment of Padgett, Stratemann & Co., L.L.P. as the independent auditors of the Company for the fiscal year ending December 31, 2008.

3.  To  approve an amendment to our Amended and Restated 2002 Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 10,000,000 shares and to effect certain other minor amendments as described in this Proxy Statement.

4. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-2 and 1-for-10, inclusive, without further approval or authorization of the Company’s stockholders.

5. To consider such other business as may properly come before the Meeting or any adjournment thereof.

 The close of business on September 25, 2008 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. Our 2007 Annual Report to Shareholders will be enclosed in the same document as the Proxy Statement.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. BY MAILING A PROXY A STOCKHOLDER IS NOT PREVENTED FROM ATTENDING THE MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,
/s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President,
General Counsel  & Secretary

San Antonio, Texas
September __, 2008

Please complete and return the enclosed proxy promptly so that your vote may be recorded.

MDI, INC.
10226 San Pedro Avenue, Suite 100
San Antonio, Texas 78216

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 13, 2008
General

This Proxy Statement and the accompanying proxy will first be mailed on or about ) October __, 2008, to the stockholders (the “Stockholders”) of MDI, Inc., a Delaware corporation (the “Company” or “MDI”), by the Company's Board of Directors (the “Board”) to solicit proxies (the “Proxies”) for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of the Company at 10226 San Pedro Avenue, Suite 100, San Antonio, Texas 78216 on Thursday, November 13, 2008, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

The purpose of the Meeting is to consider and act upon (i) the election of four directors; (ii) the proposed appointment of Padgett, Stratemann & Co., L.L.P. (“Padgett”) as the independent auditors of the Company for the fiscal year ending December 31, 2008; (iii) a proposed amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) to increase the number of shares of Common Stock available under the 2002 Plan from 10,000,000 to 20,000,000 and to effect certain other minor amendments as described in this Proxy Statement; (iv) the authorization of the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) (the form of such amendment is attached to this Proxy Statement as Exhibit A); and (v) such other matters as may properly come before the Meeting or any adjournment thereof.

Voting of Proxy

All executed, returned Proxies that are not revoked will be voted in accordance with the included instructions. Signed Proxies that are returned without instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes “FOR” such proposals (or, in the case of election of directors, as a vote “FOR” election to the Board of all nominees presented by the Board).

Revocation of Proxy

The Proxy may be revoked at any time by providing written notice of such revocation to the person named as proxy, by voting in person at the Meeting or by executing a Proxy bearing a later date.

Solicitation

All costs incurred in the solicitation of the Proxies will be borne by the Company. In addition to the solicitation by mail, the Company has retained BNY Mellon Shareowner Services as its proxy solicitation agent. Officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

Record Date and Voting Securities

The record date for determining the Stockholders entitled to vote at the Meeting is September 25, 2008 (the “Record Date”). At the close of business on September 19, 2008, there were outstanding 35,634,385  shares of Common Stock, and 195,351 shares of the Company's Series A Convertible Preferred Stock, par value $5.00 per share (“Series A Preferred Stock”) (the outstanding shares of Common Stock and Series A Preferred Stock are collectively referred to as the “Voting Shares”).  The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

Quorum and Voting

The presence, in person or by Proxy, of the holders of Voting Shares holding a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting.  Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.  Each holder of Common Stock is entitled to one vote per share of Common Stock. Each holder of Series A Preferred Stock is entitled to 16.667 votes per share of Series A Preferred Stock so that the 195,351 shares of the Series A Preferred Stock represent 3,255,915 votes on all matters submitted to the Stockholders.

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal One).  Holders of the Voting Shares are not allowed to cumulate their votes in the election of directors.

Ratification of  Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of  Padgett as the Company's independent registered public accounting firm (Proposal Two).

Amendment to 2002 Plan. The affirmative vote of a majority of the votes cast at the Meeting is required to approve an amendment to the 2002 Plan (Proposal Three).

Reverse Stock Split. The affirmative vote of a majority of the votes entitled to be cast at the Meeting is required to authorize the Board, in its discretion, should it deem it to be appropriate and in the best interests of the Company and the Stockholders, to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of Common Stock (Proposal Four).

Voting Shares which abstain from voting on a particular proposal, and Voting Shares held in “street name” by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such Voting Shares as to a particular proposal (“broker non-votes”), will not be counted as votes in favor of such proposal and will also not be counted as votes cast or shares voting on such proposal.  Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors (Proposal One).  Abstentions will have the effect of a vote against the ratification of the appointment of Padgett as the Company's independent auditors and the amendment to the 2002 Plan while broker non-votes will not be taken into account in determining the outcome of the vote on either of these proposals (Proposals Two and Three).

Internet and Telephone Voting of Shares

Instead of submitting Proxies by mail on the enclosed proxy card, Stockholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there may be separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

The internet and telephone procedures described below for submitting your Proxy are designed to authenticate Stockholders' identities, to allow Stockholders to have their shares voted and to confirm that their instructions have been properly recorded.  Stockholders submitting Proxies or voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that would be borne by the Stockholder.

Stockholders of record who wish to vote via the Internet or telephone may submit their Proxies:

•	through the Internet by visiting a website established for that purpose at http://www.proxyvoting.com/mdii and following the instructions; or

•	by telephone by calling the toll-free number 1-866-540-5760 and following the recorded instructions.

Dissenters’ Rights of Appraisal

There are no dissenter’s rights of appraisal with respect to the matters being acted upon at the Annual Meeting.

 PROPOSAL ONE

TO ELECT FOUR DIRECTORS
Director Nominees

Nominees for election to the Board of Directors are:

Peter B. Knepper
Carlo R. Loi
James W. Power
J. Collier Sparks

Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified.  Each of the nominees listed above is currently a member of the Board of Directors and each of them has consented to serve as a director if elected.

Set forth below is certain information relating to our director nominees and Named Executive Officers.

Name	Age	Title
Directors
James W. Power	78	Chairman of the Board and Director
Carlo R. Loi	69	Vice Chairman and Director
James Collier Sparks	50	President, CEO and Director
Peter B. Knepper	59	Director

Profiles
Carlo R. Loi, age 69, has served as a director of the Company since January 2003. Mr. Loi, a resident of Milan, Italy, brings more than 30 years of security industry experience to the Company and has served as an executive with a number of multinational companies, including Hewlett Packard and General Electric. Mr. Loi has a Master's degree in Electrical Engineering from the University of Padua and a Master of Business Administration degree from New York University. He has served as chairman of several corporate boards in Europe.

James Collier Sparks, age 50, has served as a director of the Company since May 12, 2005. He has served as President and Chief Executive Officer of the Company since July 30, 2004. From January 1, 2004 to July 30, 2004, he served as the Senior Vice President of the Company and as President of the Company’s MDI business unit. Mr. Sparks has been in the security industry for over 24 years, with expertise in system integration, manufacturing and marketing. Mr. Sparks was formerly Vice President of Electronics at Southern Steel and was President of Oron, Incorporated.

James W. Power, age 78, has served as a director of the Company since June 2004 and Chairman of the Board of the Company since August 2005. Mr. Power brings more than 30 years of security industry experience to the Company. He is Chairman of AXIUM, Inc., a digital video recording company; director of Henry Bros. Electronics, Inc., an AMEX listed security systems sales and integration  company; a director of RAE Systems, a NASDAQ listed company that provides deployable nuclear and toxic gas sensors systems and mine safety equipment; and the principal partner in J.W. Power & Associates. Mr. Power previously served as Chairman of the Board of InfoGraphic Systems Corp.; president and CEO of Martec\SAIC; President and CEO of Pinkerton Control Systems and has held senior executive positions with Cardkey Systems, Inc., Nitrol Corporation and TRW Data Systems. Previously, he has served as a director of National Semiconductor, ICS Corporation, and Citicorp Custom Credit and Citicorp Credit Services.

Peter B. Knepper, age 59, has served as a director of the Company since May 12, 2005. On April 16, 2008, Mr. Knepper was appointed as the Acting Chief Financial Officer of International Rectifier. From February 1, 2007, Mr. Knepper was associated with Tatum LLC. From January to May 2006, Mr. Knepper served as Interim Chief Financial Officer of the Company. He has held senior management positions with  several major corporations and has an extensive background in mergers and acquisitions; raising capital in public and private transactions and in public accounting. He has served as the Executive Vice President and Chief Financial Officer for MediaLive International. Prior to MediaLive, Mr. Knepper served for ten years as Senior Vice President and Chief Financial Officer of Ticketmaster Group, Inc. A Certified Public Accountant, Mr. Knepper began his career with Price Waterhouse & Co. He is a graduate of the University of Southern California.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed  Padgett as the independent auditors of the Company to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2008.

On February 11, 2008, the Company dismissed PMB Helin Donovan, LLP (“PBM”) as its independent accountant. Also on February 11, 2008, the Company engaged Padgett, Stratemann & Co., L.L.P. (“Padgett”) to replace PMB as its independent public accountant. Both actions were approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

The reports of PMB on the financial statements of the Company for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two year period ended December 31, 2006, and for the subsequent period through the date hereof, there were no disagreements between PMB and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PMB’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2006 and for the subsequent period through the date hereof.

If the shareholders do not approve the selection of Padgett, the selection of such firm as our independent registered public accounting firm will be reconsidered. Should the firm be unable to perform these services for any reason, the Audit Committee will appoint other independent registered public accountants to perform these services.

There are no affiliations between the Company and Padgett, its partners, associates or employees, other than its engagement as an independent registered public accounting firm for the Company. Representatives of Padgett are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

See the Report of the Audit Committee, included below, for information relating to the fees billed to the Company by Padgett and PMB for the fiscal years ended December 31, 2006 and 2007.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PADGETT, STRATEMANN & CO., L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

TO INCREASE THE SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2002 STOCK INCENTIVE PLAN FROM 10,000,000 TO 20,000,000

Background

The Company maintains the 2002 Stock Incentive Plan (“2002 Plan”), pursuant to which 10,000,000 shares of Common Stock may be issued (subject to adjustment in the event of stock splits and other similar events). This is the only shareholder-approved plan pursuant to which stock based awards are granted to employees, directors or consultants. The Company acquired FAS Construction Management, Inc. in October 2007 and its employees are eligible for awards of Company stock based grants in the future. Further, the Company expects that it may acquire additional businesses in the future and there would be a need for the issuance of stock based grants to the employees, officers and directors of newly-acquired businesses. The Board has determined that the number of shares currently available under the 2002 Plan are not sufficient to satisfy the Company's future incentive compensation needs.  As of the September 19, 2008, there were 2,475,000 shares available for future issuance under the 2002 Plan.

Copy of the 2002 Plan

A copy of the 2002 Plan, as amended on June 22, 2006, is attached to this Proxy Statement as Exhibit B.

Copy of the Proposed Amendment to the 2002 Plan

A copy of the proposed Amendment to the 2002 Plan is attached to this Proxy Statement as Exhibit C.

Purposes

The purposes of the 2002 Plan are to attract and retain for the Company and its affiliated entities the best available personnel, to provide additional equity incentive to employees, directors and consultants and to increase their interest in the Company’s welfare, and to promote the success of the business of the Company.

Eligibility To Receive Awards

Officers, directors, employees and consultants of the Company and the Company’s affiliated entities are eligible to be granted Awards under the 2002 Plan. As of the Record Date, the Company had approximately 70 employees and three non-employee directors, all of whom would be eligible to participate in the 2002 Plan. The number of individuals receiving Awards will vary from year to year depending on various factors, such as the Company's hiring needs during the year, and thus the Company cannot now determine Award recipients.  If the increase is approved, then the Company expects to register the additional 10,000,000 shares of Common Stock issuable pursuant to the 2002 Plan.

Reason for request for Stockholder approval

If Proposal Three is approved by the Stockholders, the total number of shares of Common Stock available under the 2002 Plan will increase by 10,000,000, to a total of 20,000,000 shares. The Company believes that this increase will enhance the long-term value of the Company by offering opportunities to optionees to participate in the Company’s growth and success and to encourage optionees to remain in the service of the Company and to acquire and maintain stock ownership in the Company. If the Stockholders approve the increase, then the Compensation Committee may, without further Stockholder approval, grant additional options and/or grant shares on the additional 10,000,000 shares that will be available under the 2002 Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2002 PLAN TO INCREASE BY 10,000,000 SHARES THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE 2002 STOCK INCENTIVE PLAN

PROPOSAL FOUR

TO AUTHORIZE THE BOARD, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE
APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS
STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND
OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF BETWEEN 1-FOR-2 AND
1-FOR-10, INCLUSIVE, WITHOUT FURTHER APPROVAL OR AUTHORIZATION
OF THE COMPANY’S STOCKHOLDERS

Background

Our common stock is currently quoted on the Nasdaq Capital Market. In order for our common stock to continue to be quoted on the Nasdaq Capital Market or the Nasdaq Global Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market (“Nasdaq”). Among other things, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, then Nasdaq may delist our common stock from trading. If a delisting from the Nasdaq were to occur, our common stock would trade on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq.

The Company may consider effecting a reverse stock split on or prior to the date of the Company’s next annual meeting of Stockholders following the Meeting if such action is deemed appropriate and in the best interests of the Company and its Stockholders. Such action may be taken, among other reasons, in order to preserve the listing of the Common Stock on the Nasdaq or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of Stockholders, which would be required to consider this issue at a later time, the Board has determined that it is most efficient and in the best interests of the Stockholders to seek approval and authorization of a reverse stock split at this Meeting. If this proposal is approved by the Stockholders at the Meeting or at an adjournment thereof, the Board would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at this Meeting, at any time on or prior to the date of the Company’s next annual meeting of Stockholders following the Meeting, without seeking further approval or authorization of the Stockholders.

The Stockholders are being asked to approve the reverse stock split proposal at the ratio of between 1-for-2 and 1-for-10, inclusive. The Board has adopted a resolution (i) declaring the advisability of a reverse stock split by a ratio of between 1-for-2 and 1-for-10, inclusive, subject to Stockholder approval (the “Reverse Stock Split”), (ii) in connection therewith, amending the Company’s Certificate of Incorporation to effect the Reverse Stock Split, subject to Stockholder approval, and (iii) authorizing any other action it deems necessary to effect the Reverse Stock Split, without further approval or authorization of the Stockholders, at any time on or prior to the date of the Company’s next annual meeting of Stockholders following the Meeting. The Board may subsequently effect, in its discretion, the Reverse Stock Split within the range approved by the Stockholders based on its determination that the Reverse Stock Split is appropriate and in the best interests of the Company and its Stockholders.

If approved by the Stockholders, and the Board determines that the Reverse Stock Split is appropriate and in the best interests of the Company and its Stockholders, the proposed Reverse Stock Split could become effective on any date selected by the Board on or prior to the date of the Company’s next annual meeting of Stockholders following the Meeting. The Board may only effect one of the proposed reverse stock splits within the range approved. Moreover, the Board reserves the right, even after Stockholder approval, to forego effecting the Reverse Stock Split if such action is determined not to be appropriate and in the best interests of the Company and its Stockholders. If the Reverse Stock Split is approved by the Stockholders and is subsequently not implemented by the Board and effected by the date of the next annual meeting of Stockholders following the Meeting, the proposal will be deemed abandoned, without any further effect. In such case, the Board may again seek Stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Stockholders and thereafter implementation by the Board, upon filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), the Reverse Stock Split would be effective.

Objectives of the Proposed Reverse Split

The primary objective of our board of directors in seeking stockholder approval for the reverse split is to raise the per share trading price of our common stock. Our board of directors believes that this would, among other things, better enable us to maintain the listing of our common stock on the Nasdaq and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities.

The Board believes that the continued listing of the Common Stock on Nasdaq is in the best interests of the Company and its Stockholders. If the Common Stock were de-listed from Nasdaq, the liquidity of the trading market for the Common Stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of Common Stock. The Board anticipates that the Reverse Stock Split, if implemented, would have the effect of increasing, proportionately, the trading price of the Common Stock, which could result in a share price high enough to satisfy the Minimum Bid Rules.

The Board believes that the current low price of the Common Stock, which it believes is due in part to the overall weakness in the economy in general and in the market for Nasdaq-listed companies in particular, has had a negative effect on the marketability of the issued and outstanding shares of Common Stock, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Common Stock’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock.

The Board anticipates that the Reverse Stock Split would result in a bid price for the Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split, and the anticipated related increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, a reverse split could result in a market price for the shares of Common Stock that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurance, however, that if the Reverse Stock Split were implemented, that the market price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split, the market price of the Common Stock immediately after such the Reverse Stock Split would be maintained for any period of time or that the Company would be able to maintain the listing of the Common Stock on Nasdaq even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share.

Impact of the Reverse Stock Split on Existing Stockholders

In determining whether to vote in favor of this proposal, Stockholders should consider that as a result of the Reverse Stock Split and the adoption of the Certificate of Amendment, the current Stockholders will own less shares of Common Stock, though the percentage ownership for each Stockholder will not change. If the Reverse Stock Split is approved by the Stockholders and the Board determines that the Reverse Stock Split is appropriate and in the best interests of the Company and the Stockholders and elects to effect the Reverse Stock Split, each outstanding share of Common Stock would immediately and automatically be changed, as of the effective date of the Reverse Stock Split, into the proportionate number of shares of Common Stock, and the number of shares of Common Stock subject to outstanding options and warrants issued by the Company would be reduced proportionately and the respective exercise prices would be increased proportionately, as more fully described below.

If the Reverse Stock Split is approved at the Meeting and effected by the Board, the Board would fix a record date for the determination of shares subject to the Reverse Stock Split. As of the Record Date, there were 35,634,385 shares of Common Stock issued and outstanding. If additional shares of Common Stock are issued or redeemed prior to the effective date of the Reverse Stock Split, the actual number of shares issued and outstanding before and after the Reverse Stock Split would increase or decrease accordingly.

The Reverse Stock Split will effectively increase the number of authorized and unissued shares of Common Stock available for future issuance. Following the Reverse Stock Split, the Board would have the authority, subject to applicable securities laws, to issue such authorized and unissued shares without further Stockholder approval, upon such terms and conditions as the Board deems appropriate. Although the Board has no intention of doing so, the Common Stock could be issued in such a manner, and pursuant to such terms and conditions, that would make a change of control of the Company or removal of the Company’s management (the “Management”) more difficult. The Company does not have any plans, proposals or understandings to issue a portion of the additional shares that would be available if the Reverse Stock Split is approved and implemented. If, at a later date, the Board issued such shares then the ownership interest of Stockholders could be diluted.

No fractional shares of Common Stock would be issued by the Company in connection with the Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained more fully below.

The rights and privileges of the holders of Common Stock and Series A Preferred Stock will be substantially unaffected by the Reverse Stock Split. Each Stockholder’s percentage of ownership interest in the Company will remain unchanged. The Reverse Stock Split will not increase the par value of the Common Stock nor will it change the number of authorized shares of Common Stock. Although the Reverse Stock Split will not, by itself, impact the Company’s assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Common Stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on Nasdaq.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

If the Reverse Stock Split is approved at the Meeting and effected by the Board, some Stockholders may consequently own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those Stockholders who own less than 100 shares following implementation of the Reverse Stock Split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If the Reverse Stock Split is approved by the requisite vote of the Stockholders, Stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed Reverse Stock Split is approved at the Meeting and effected by the Board, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, the Company would pay cash equal to the fair value of the Common Stock as determined by the Board at the effective time of the Reverse Stock Split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each Stockholder, depending upon the jurisdiction in which such Stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Stock Split will vary among Stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the Reverse Stock Split would not be part of a plan to increase periodically a Stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Reverse Stock Split would likely have the following federal income tax effects:

A Stockholder who receives solely a reduced number of shares of Common Stock would not recognize gain or loss. In the aggregate, such a Stockholder’s basis in the reduced number of shares of Common Stock would equal the Stockholder’s basis in its old shares of Common Stock.

A Stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split would generally be treated as having received the payment as a distribution in redemption of the fractional share which distribution would be taxed as either a distribution or an exchange to such Stockholder, depending on that Stockholder’s particular facts and circumstances. Generally, a Stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the Stockholder’s basis in the fractional share. In the aggregate, such a Stockholder’s basis in the reduced number of shares of Common Stock will equal the Stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such Stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of the Reverse Stock Split.

Exchange of Certificates

If the Reverse Stock Split is adopted, Stockholders will be required to exchange their stock certificates representing shares of Common Stock for certificates representing the shares of Common Stock to be issued as part of the Reverse Stock Split. The Company will furnish to each Stockholder of record on the record date of the Reverse Stock Split a transmittal form with instructions for obtaining new certificates. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by the Company’s transfer agent. Stockholders should not submit any certificates until requested to do so.

Impact of the Reverse Stock Split on Outstanding Stock Options and Warrants

All outstanding options, warrants, rights and convertible securities will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The number of shares subject to outstanding options and warrants will be reduced by the Reverse Stock Split ratio and the exercise prices for outstanding options will be proportionately increased. The Reverse Stock Split will affect all Stockholders equally and will not affect any Stockholder’s proportionate equity interest in the Company. None of the rights currently accruing to holders of Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock will be affected by the Reverse Stock Split.

Consequences if the Reverse Stock Split is not approved

If the Reverse Stock Split is not approved by the Stockholders, then the Company may fail to meet the Minimum Bid Rules which may result in the termination of an issuer’s designation unless an exception is granted to the Company by NASDAQ.

Board Discretion to Implement the Proposed Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Meeting, the Board may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its Stockholders, at any time prior to the date of the Company’s next annual meeting of Stockholders following the Meeting, authorize the Reverse Stock Split and file the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of amendment is attached as Exhibit A to this Proxy Statement and would be tailored to the specific reverse split ratio to be effected. The determination by the Board to implement a reverse split of the Common Stock will be based on a number of factors, including continuing to preserve the listing of the Common Stock on Nasdaq or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board determines to implement the Reverse Stock Split, the ratio chosen by the Board will depend on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the likely effect of business developments on the market price for the Common Stock. Notwithstanding approval of the Reverse Stock Split at the Meeting, the Board may, in its discretion, determine not to implement the Reverse Stock Split.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK BY A RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-10, INCLUSIVE, AT ANY TIME ON OR PRIOR TO THE DATE OF THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE MEETING, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE STOCKHOLDERS.

THE AUDIT COMMITTEE

Report of the Audit Committee

During 2007, we reviewed with the Company’s Principal Executive and Principal Financial Officer and other members of management and the Company’s independent registered public accounting firm, Padgett, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by the auditors of the Company’s system of internal control, the quality of the Company’s financial reporting and the Company’s process for legal and regulatory compliance. We appointed Padgett as the Company’s independent registered public accounting firm and approved the compensation of the firm.

Padgett provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with Padgett its independence.

We reviewed and discussed the 2007 consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and Padgett. We also discussed the certification process with the Principal Executive Officer and Principal Financial Officer. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company’s internal control over financial reporting was effective. We discussed with Padgett the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered the Company’s independent registered public accountants for the audit of the Company's annual financial statements for 2006 and 2007, and fees billed for other non-audit services.

2006		2007
Audit fees(1)	$67,000	$201,226
Audit related fees(2)	$2,800	$18,480
Tax compliance fees(3)	$43,250	$25,540

 (1) Audit fees for 2006 and 2007 primarily related to the quarterly reviews and annual audit for the company and its subsidiaries. The increase in audit fees is attributed to the requirement to prepare and have audited financial statements for two newly acquired companies, FAS Construction Management, Inc. and STC Holdings, Inc.
 (2) Audit related fees for 2006 and 2007 include Form S-3 review and consents.
 (3) Tax compliance fees primarily consisted of domestic and international tax advisory and compliance services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company's independent registered public accounting firm prior to the commencement of the specified services.

The Audit Committee
Peter Knepper (Chairman)
Carlo Loi
James Power

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock and Series A Preferred Stock as of the Record Date by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock or the outstanding shares of Series A Preferred Stock and their address, (ii) each Executive Officer and director and (iii) all current Executive Officers and directors as a group.

As of September 19, 2008, the Company had 35,634,385 shares of Common Stock issued and outstanding and 195,351 shares of Series A Preferred Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner (1)	Shares	Percentage	Shares	Percentage
5% Shareholders:
Ridgemont Investment Group, LLC (2)	2,335,000	6.6	--	--
Victoria & Eagle Strategic Fund, Ltd. (3)	2,120,000	5.9	195,351	100%
Directors and Executive Officers: (4)
Collier Sparks	1,185,000	3.3	--	--
Richard Larsen	718,500	2.0	--	--
Michael Sweet	500,000	1.4	--	--
Carlo Loi	512,500	1.4	--	--
James Power	380,000	1.1	--	--
Peter Knepper	225,000	*	--	--
Executive Officers and directors as a group (6 persons)	3,521,000	9.9	--	--
____________
(*)	Less than 1 percent

(1)
Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned. Unless otherwise noted, all addresses are c/o MDI, Inc., 10226 San Pedro Avenue, Suite 100, San Antonio, Texas 78216.

(2)
The address for Ridgemont Investment Group, LLC is 4040 Broadway, Suite 103, San Antonio, Texas 78209. Information regarding Ridgemont Investment Group, LLC in the above table is based on a Schedule 13G jointly filed on August 14, 2008 by Ridgemont Investment Group, LLC and John Roberts. Based on information provided by Mr. Roberts, both he and Robert Rosenthal are Managing Members of Ridgemont Investment Group, LLC and, as such, each has voting and dispositive power as to the 2,335,000 shares of our Common Stock owned by Ridgemont Investment Group, LLC.

(3)
The Company believes that Victoria & Eagle Strategic Fund, Ltd. (“VESF”) is in liquidation and under the management of PwC Corporate Finance & Recovery (Cayman) Ltd. (“PWC”), Price Waterhouse Coopers, P.O. Box 258 GT, Strathvale House, George Town, Grand Cayman, Cayman Islands. Based on information provided by PWC, Mr. David Walker and Mr. Lawrence Edwards with PWC are the Joint Voluntary Liquidators for VESF and jointly have voting and dispositive power as to the 2,120,000 shares of common stock owned by VESF and 406,981 shares of common stock issuable upon conversion of the 195,351 shares of Series A Preferred Stock owned by VESF. The last Schedule 13D filed by VESF was in June 2004.

(4)
The table includes shares of Common Stock that can be acquired through the exercise of options within 60 days of April 21, 2008 (June 28, 2008) as follows: Mr. Sparks — 1,010,000, Mr. Larsen — 606,000,  Mr. Sweet — 425,000, Mr. Loi — 512,500, Mr. Power — 380,000, Mr. Knepper — 225,000, and all named executive officers and directors as a group —3,158,500. The percent of the class owned by each person has been computed assuming the exercise of all options deemed to be beneficially owned by that person, and assuming that no options held by any other person have been exercised.

 CORPORATE GOVERNANCE

Board Meetings

The board of directors held seven meetings during fiscal 2007. Each director attended at least seventy-five percent of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. Our independent directors hold executive sessions without management present at their discretion. We expect each of our directors to attend the annual meeting every year, unless extenuating circumstances prevent their attendance. All of our then-current directors attended last year’s annual meeting.

Director Independence

The Board has determined that, with the exception of J. Collier Sparks, each of the directors standing for election has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the Company's director independence standards, which are the same as the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect. The Board has determined that each member of the Audit, the Compensation, and the Nominating committee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.

Board Nominees

The Company By-laws provide that the number of directors shall be not less than two, with the exact number determined from time to time by the Board of Directors. The Board has set the number of directors at four. The Company’s Nominating Committee is constituted only with independent directors. The Nominating Committee has selected four candidates and recommended to the Board that these four candidates be elected to the Board for terms expiring at the Company's Annual Meeting of Stockholders in 2009 or until their respective successors are elected and qualified or their earlier resignation or removal. Each nominee has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. The four nominees for election to the Board who receive the greatest number of votes cast at the Meeting will be elected to the Board. No family relationship exists among any of the Company's directors and executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer.

Stockholder Communications with Board of Directors

Stockholders wishing to communicate with a board member, or the full board, may send a written communication to us, care of our Secretary, MDI, Inc., 10226 San Pedro Avenue, Suite 100, San Antonio, Texas 78216. Our Secretary will forward the communication to the board or to any individual director or directors to whom the communication is addressed.

Committee Membership

During fiscal 2007, the Board maintained the following committees: (i) an Audit Committee (the “Audit Committee”), (ii) a Nominating Committee (the “Nominating Committee”), and (iii) a Compensation Committee (the “Compensation Committee”).

The following table summarizes current Committee membership as indicated with an “x” and the chairman of each Committee as denoted by a “c”.

	Audit Committee	Nominating Committee	Compensation Committee

James Power	x	c	x
Carlo Loi	x	x	c
Peter Knepper	c	x	x

Audit Committee

During 2007, the following non-employee directors, James Power,  Carlo Loi and Peter Knepper, were on the Audit Committee. At all times during 2007, the Audit Committee was constituted with only “independent” directors. Each member of the Audit Committee is deemed by the Board as (1) “independent” as that term is defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); (2) “independent” as defined by current NASDAQ listing requirements; and (3) financially literate and has the requisite financial sophistication as required by NASDAQ rules applicable to issuers listed on NASDAQ. In addition, the board of directors has determined that Peter Knepper and James Power meet the criteria of an “audit committee financial expert” within the meaning of the Securities and Exchange Commission’s (“SEC”) regulations. The audit committee held four meetings during fiscal 2007.

The Audit Committee operates under a written charter adopted by the Audit Committee and the Board of Directors. A copy of the charter of the Audit Committee, which specifies the other responsibilities and powers of the Audit Committee, may be found at the Company’s web site at www.mdisecure.com under the Investor Relations heading.  The Audit Committee reviews the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee’s findings to the Board of Directors. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Compensation Committee

During 2007, the following non-employee directors, Carlo Loi, James Power and Peter Knepper were members of the Compensation Committee. At all times during 2007, the Compensation Committee was constituted with only “independent” directors as defined by current NASDAQ listing requirements.

The purpose of the Compensation Committee is to (1) evaluate and establish the compensation of the CEO in consultation with the independent members of the board of directors, (2) evaluate and establish the compensation of other executive officers, and (3) annually lead the board of directors in a discussion of the performance of the CEO, and (4) evaluate and make recommendations to the board of directors regarding the compensation of directors. The Compensation Committees held two meetings in fiscal 2007.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

All directors who served on the Compensation Committee during the fiscal year ended December 31, 2007 were non-employee directors. There were no “Compensation Committee interlocks” during fiscal year 2007. Each of the committee members is independent in accordance with Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Nominating Committee

During 2007, the following non-employee directors, Carlo Loi, James Power and Peter Knepper were members of the Nominating Committee. At all times during 2007, the Nominating Committee was constituted with only “independent” directors as defined by current NASDAQ listing requirements.

The Nominating Committee is responsible for, among other things, identifying, recruiting and recommending to the Board of Directors, individuals for nomination for election to the Board at the annual meeting of Stockholders. The Nominating Committees held two meetings in fiscal 2007. A copy of the Nominating Committee’s Charter is posted on the Company’s website at www.mdisecure.com under the heading Investor Relations.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officers and certain of the Company's senior financial officers, including the Company's Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, controller, principal accounting officer, and persons performing similar functions.  The Code of Ethics is posted on the Company's Internet site as Corporate Policy N-2 of the Company's Code of Business Conduct at www.mdisecure.com under Investor Relations, Corporate Governance, Code of Conduct.  The Company intends to satisfy the disclosure requirements regarding any amendment to or waiver of the Code with respect to the Company's Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, and persons performing similar functions, by posting such information on its Internet site.

 Policy on Board Members’ Attendance at Annual Meetings

We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. It is our policy that our directors are invited and strongly encouraged to attend the Company’s annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting. Last year all members of our Board of Directors attended the annual meeting of shareholders.

Transactions With Related Persons

Since January 1, 2007, there have been no transactions with related persons which would require disclosure in this Proxy Statement. The Audit Committee is required to review and approve in advance all transactions with related persons involving the Company.  A copy of the Company’s Related Party Transactions Policy is posted on the Company’s website at www.mdisecure.com under the heading Investor Relations.

Information regarding employment and severance agreements between our executive officers and the Company is set forth in the Section entitled, “Employment Contracts and Severance Arrangements,” in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based upon (i) the copies of Section 16(a) reports which we have received from such persons for their 2007 transactions in the Common Stock and their Common Stock holdings and (ii) the representations received from one or more of such persons that no Section 16(a)  reports were required to be filed by them for 2007, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by its directors and executive officers and each holder of more than 10% of the outstanding Common Stock.

NASDAQ Capital Market Listing

 All companies listed on NASDAQ must meet the standards that NASDAQ adopts.  One such standard is that the stock trade at a price that is $1.00 per share or higher on a consistent basis. When the price of a company's stock falls below the $1.00 per share minimum for 30 consecutive days, that company usually receives a letter from NASDAQ advising it that to regain compliance with the NASDAQ bid price standard, the closing bid price of its stock must be back at $1.00 per share for 10 consecutive business days during the next 180 calendar days. These standards are described in NASDAQ Marketplace Rule 4310 (the "Rule").

On November 7, 2007, we received a letter  from NASDAQ stating that we are not in compliance with the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).  We were provided 180 calendar days, or until May 5, 2008, to regain compliance.

On May 6, 2008, MDI, Inc. (the “Company”) received a letter from The Nasdaq Stock Market notifying the Company that it has been provided an additional 180 calendar days, or until November 3, 2008, to regain compliance with the minimum bid price rule as set forth in Marketplace Rule 4310(c)(4).  The letter from The Nasdaq Stock Market stated that the Company has met all initial listing criteria for the Nasdaq Capital Market as set forth in Marketplace Rule 4310(c)(4), except for the minimum bid price, and therefore, the Company has been provided an additional 180 calendar days, or until November 3, 2008, to regain compliance.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten (10) consecutive business days.  This notification has no effect on the current Nasdaq listing or trading of the Company's common stock.

DIRECTOR COMPENSATION

The non-employee directors of the Company are compensated by the Company as follows: (i) an annual retainer of $25,000 per year, (ii) an additional annual retainer of $10,000 to the Chairman of the Board, (iii) an additional annual retainer of $7,000 to the Vice Chairman of the Board, (iv) an additional annual retainer of $6,000 to the chairman of each committee, (v) $1,500 for each Board meeting attended, including telephonic meetings, (vi) $1,000 for each committee meeting attended, including telephonic meetings, (vii) stock options covering shares of Common Stock per year with vested options on 10,000 of such 40,000 shares to be granted on the first day of each calendar quarter, (viii) a one-time grant of stock options covering 100,000 shares of Common Stock, with 12,500 of such 100,000 shares to vest on the first day of each calendar quarter during a two year period after the date of grant, (ix) 5,000 additional vested options to be granted on the first day of each quarter to the chairman of each Board committee, (x) 6,000 additional vested options to be granted on the first day of each quarter to the Vice Chairman of the Board, and (xi) 7,500 additional vested options to be granted on the first day of each quarter to the Chairman of the Board.

Director Compensation Table

Name	Fees Earned or Paid In cash	Stock Awards ($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
James Power	$59,000	-0-	$50,803	N/A	N/A	-0-	$109,803
Carlo Loi	$58,500	-0-	$51,510	N/A	N/A	-0-	$110,010
Peter Knepper	$42,000	-0-	$22,579	N/A	N/A	-0-	$64,579
Robert McCann III (2)	$51,000	-0-	$33,869	N/A	N/A	-0-	$84,869

(1)
The amounts in this column reflect the dollar amount of option awards recognized for financial reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123 (R) and thus includes awards granted prior to 2007. Aggregate options outstanding for each director as of December 31, 2007 were 357,500 for Mr. Power; 491,500 for Mr. Loi; 215,000 for Mr. Knepper; and 175,000 for Mr. McCann III.

(2)	Mr. McCann resigned as a Director on April 4, 2008.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is certain information relating to our Named Executive Officers.

Executive Officers
James Collier Sparks	50	President, CEO and Director
Michael Sweet	53	Senior Vice President, Chief Financial Officer & Chief Operating Officer
Richard A. Larsen	59	Senior Vice President, General Counsel & Secretary

Profiles

James Collier Sparks, age 50, has served as a director of the Company since May 12, 2005. He has served as President and Chief Executive Officer of the Company since July 30, 2004. From January 1, 2004 to July 30, 2004, he served as the Senior Vice President of the Company and as President of the Company’s MDI business unit. Mr. Sparks has been in the security industry for over 24 years, with expertise in system integration, manufacturing and marketing. Mr. Sparks was formerly Vice President of Electronics at Southern Steel and was President of Oron, Incorporated.

Michael Sweet, age 53, has served as the Senior Vice President, Chief Operating Officer and has had responsibility over the financial affairs of the Company since June 22, 2006. In January 2007, he replaced Jim Kitchens as Chief Financial Officer.  Mr. Sweet has over twenty-five years of senior management and executive experience, primarily in the physical security and electronic control systems industries. He has held key management positions as Vice President of Q.Pro, Inc., Vice President of Phelps Tointon, Inc., and President of Metroplex Control Systems.

Richard A. Larsen, age 59, was retained by the Company in October 2002 as a consultant. He has served as Senior Vice President, General Counsel and Secretary since June 2004 and as Vice President and General Counsel since 2003. He has served as General Counsel for several public and private companies including: VirtuaLink Corporation (1999-2002), Nu-kote Holdings, Inc. (1995-1999) and Harris-Adacom Corporation (1990-1995). He holds a law degree from Case Western Reserve University in Cleveland, Ohio and an undergraduate degree from Earlham College in Richmond, Indiana.

Compensation Committee

The Company’s business is competitive and the Compensation Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. Far a description of the employment contracts with each of the Named Executives Officers, see “Employment and Severance Arrangements”, in this Proxy Statement.

The Compensation Committee of our Board of Directors reviews and approves our compensation goals and objectives for our Named Executive Officers. The Committee evaluates the performance of our Named Executive Officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the Named Executive Officers’ compensation based on this evaluation. The Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

Our Chief Executive Officer and President, evaluates the performance of each of the other Named Executive Officers annually. He confers with the Compensation Committee and makes compensation recommendations for each Named Executive Officer’s total compensation. The Committee can adopt or amend the recommendations of the Chief Executive Officer.

The Compensation Committee has structured our executive compensation packages to include base salary, discretionary cash bonuses, and stock option awards under the 2002 Stock Incentive Plan. The Committee grants stock option awards on a discretionary rather than formula basis. For the last two years, substantially all compensation to the Named Executives Officers was in the form of base salary and stock option awards.

Base Salary.  The base salary of each of our Named Executive Officers for the last two years is included in the Summary Compensation Table under “Summary Compensation” below.

Cash Bonuses. There were no cash bonuses paid in 2006 or 2007 or that are to be paid based on 2006 or 2007.

 Stock Option Plan. Our 2002 Stock Incentive Plan provides long-term incentive bonuses to directors, officers, key employees and consultants in the form of options to acquire our common stock. The plan is designed to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enabling executives to acquire an ownership position in our common stock. Stock options are granted at the prevailing market price and become more valuable to the executives as the stock price increases. The Compensation Committee evaluates the Named Executive Officers on an annual basis and grants options on a discretionary basis in light of the officer’s level of responsibility and company and individual performance. In granting awards, the Committee considers the recommendations of our President and Chief Executive Officer as to officer performance and compensation, including extraordinary efforts and results. The Committee also considers legal, tax and accounting implications to the company when determining the timing and size of any stock option awards.

2002 Plan

The Company previously maintained the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the “1998 Plan”) and the Ultrak, Inc. Incentive Stock Option Plan (the “1997 Plan”). Currently, the Company maintains the 2002 Plan, which was approved by the Stockholders at the 2002 Annual Meeting of Stockholders. The 2002 Plan amended and replaced the 1988 Plan. The 2002 Plan currently covers 10,000,000 shares of Common Stock although if the Stockholders approve Proposal Three at the Meeting, the number of Shares covered by the Plan will increase to 20,000,000. As of the Record Date, options to purchase 8,100,000 shares of Common Stock were outstanding under the 2002 Plan and the 1997 Plan at exercise prices ranging from $0.39 per share to $9.25 per share. As of the September 19, 2008, there were 2,475,000 shares remaining available for grant under the 2002 Plan.

Description of Awards under the 2002 Plan

The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, non-qualified stock options and restricted stock awards (collectively, “Awards”).

Incentive Stock Options and Non-Qualified Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. It is the intent of the Compensation Committee to continue under the 2002 Plan the Company’s practice of granting options at fair market value. Amendment No. One to the Plan will clarify that options granted under the 2002 Plan will be granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. The 2002 Plan permits the Compensation Committee to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to the Company of shares “qualifying” of common stock, or by delivery to the Company of a promissory note.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to forfeiture restrictions and are forfeited in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Eligibility to Receive Awards under the 2002 Plan

Officers, directors, employees and consultants of the Company and the Company’s affiliated entities are eligible to be granted Awards under the 2002 Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2002 Plan during any calendar year may not exceed 1,000,000, subject to approval and proportionate adjustments in the event of a stock dividend, stock split, reverse stock split, share combination, reclassification or similar transaction.

The number of individuals receiving Awards will vary from year to year depending on various factors, such as the Company’s hiring needs during the year, and thus the Company cannot now determine Award recipients.

Administration of the 2002 Plan

The Compensation Committee administers the 2002 Plan. The interpretation by the Compensation Committee of any of the provisions of the 2002 Plan or any Award granted under the 2002 Plan shall be final and binding upon the Company and all persons having an interest in any option or any shares of common stock acquired pursuant to an Award. Subject to any applicable limitations contained in the 2002 Plan, the Compensation Committee selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. If the Company undertakes any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company, appropriate and proportionate adjustments shall be made to (i) the number and class of securities reserved for issuance under the 2002 Plan, (ii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence and (iii) the repurchase price of each outstanding restricted stock award.

Except as otherwise provided in the applicable option agreement, all options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2002 Plan subject, however, in the case of incentive stock options to any limitations under the Code.

Description of the 1997 Plan

Options may be granted under the 1997 Plan for a maximum of 400,000 shares of Common Stock to non-employee directors, executive officers and such other management employees as determined by the Compensation Committee. To be eligible for an option grant under the 1997 Plan for a fiscal year, an otherwise eligible employee or director must be employed by the Company or serve as a director as of January 1 of that year. The 1997 Plan is formula-based and administered by the Compensation Committee. Under the 1997 Plan, the Compensation Committee may grant either non-qualified stock options or incentive stock options. No options have been granted under the 1997 Plan since 2002 and none of the executive officers has an outstanding option grant under the 1997 Plan.

Perquisites

The Company does not provide significant perquisites or personal benefits to executive officers.

Other Employee Benefit Plans

During the last two years, the Company provided a medical insurance program for its full-time employees.  The Company does not have any defined benefit retirement or non-contributory pension plans for its employees, officers or directors.

Employment and Severance Arrangements

Effective October 1, 2007, the Company entered into new employment agreements (“Employment Agreements”) with Messrs Sparks, Larsen and Sweet to continue their employment with the Company as President and Chief Executive Officer (Mr. Sparks); Senior Vice President - Chief Operating Officer (Mr. Sweet) and Senior Vice President, General Counsel and Secretary (Mr. Larsen). The Employment Agreements replaced all prior employment contracts with the Executive Officers. The material terms and conditions of each of the Employment Agreements is set forth hereafter:

Initial term of 36 months (“Initial Term”) from October 1, 2007, to be renewed automatically for successive periods of twelve (12) month’s each (“Renewal Term”) unless written notice to the contrary is given at least sixty (60) days prior to the end of the Initial Term or any Renewal Term. The Employment Agreement is to terminate and replace all other employment agreements between the Executive and the Company. Base salary during the first year of the Initial Term will be as follows, subject to yearly increases thereafter as determined by the Board: $350,000 - Collier Sparks; $250,000 - Mike Sweet; $250,000 - Richard Larsen. Annual cash bonus opportunity of 50-200% of Base Salary based on Board approved targets. The following Stock Options were approved by the Board for issuance, but have not been issued as of the Record Date pending the outcome of the results of Proposal 3: Collier Sparks - 690,000; Michael Sweet - 625,000; Richard Larsen - 406,500. Five year term, vested on January 1, 2009 unless sooner on change of control. Grant price is the price per share on the trading day immediately preceding January 1, 2008. Additional awards may be made during the year based on achievement of specific performance goals. The target value of this Annual Option will be the greater of 400% of Base Salary or a percentage in a pool sharing 25% of EBITDA profits. Additional awards will be granted to maintain the Minimum Ownership based on outstanding shares (Sparks= 5%; Larsen & Sweet = 3%). No options have been issued based on the above as of the Record Date pending the outcome of the results of Proposal 3. The following benefits are to be paid/provided if, during the term of the Executive’s employment he is terminated/terminates for one (or more) of three reasons: (i) by the Company without Cause; (ii) by the Executive for “Constructive Termination”; or (iii) in the event of a Change in Control. Benefits are: (i) all accrued pay, bonus, vacation, expenses payable to the end of the Term; (ii) two times Base Salary; (iii) two times minimum Target Bonus; (iii) benefit continuation for two years (or cash in lieu thereof); (iv) all unvested options/restricted stock grants vest; (v) excess parachute payment excise tax is covered by the Company; (vi) executive's legal fees are paid by the Company should he need to enforce rights against the Company; and (vii) any successor entity must specifically assume the obligations of the Company to the Executive and agree to perform them. "Cause" shall mean (i) the Executive is convicted of a felony involving moral turpitude or any other felony (other than motor vehicle related) and, in the case of such other felony, the Executive is unable to show that he (A) acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and its affiliates and (B) had no reasonable cause to believe his conduct was unlawful; or (ii) the Executive engages in conduct that constitutes willful gross neglect or willful misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company or its affiliates, unless the Executive believed in good faith that such act or non-act was in, or was not opposed to, the best interests of the Company and its affiliates. "Change in Control" shall be deemed to have occurred if: (i) any person/individual or entity, in one or more transactions or series of transactions, directly or indirectly, acquires 25% or more of the record and beneficial ownership in the voting stock of the Company; or (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, or (iii) the approval by the shareholders of the Company of any reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or (iv) approval by the shareholders of the Company of any plan or proposal  for the liquidation or dissolution of the Company. "Constructive Termination" by the Executive shall mean termination following the initial existence of one or more of the following conditions arising without the consent of the Executive: (i) a material diminution in the Base Salary, (ii) a material diminution in the Executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to the corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (iv) a material diminution in the budget over which the Executive retains authority; (v) a material change in the geographic location at which the Executive must perform the services; or (vi) any other action or inaction that constitutes a material breach by the Company of this

Agreement. In the event that it shall be determined that any payment or benefit to a Executive (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the “Code”), the Executive shall be paid an additional amount (a "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment taxes and excise tax, including any interest and penalties with respect thereto, imposed upon the Gross-Up Payment shall be equal to the Payment.

Change in Control Under Option Plans

2002 Plan. Under the 2002 Plan, a “Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board or the board of directors of any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former Stockholders; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

Under the 2002 Plan, unless specifically provided otherwise with respect to the Change in Control events in an individual option agreement or restricted stock agreement or in a then-effective written employment agreement between the grantee and the Company or an affiliate, if, during the effectiveness of the 2002 Plan, a Change in Control occurs, (i) each option which is at the time outstanding under the 2002 Plan shall (A) automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such option and (B) expire 20 days after the Compensation Committee gives written notice to the optionee specifying the terms and conditions of the acceleration of the optionee’s options and (ii) the forfeiture restrictions applicable to all outstanding restricted stock awards shall lapse and shares of Common Stock subject to such restricted stock awards shall be released from escrow, if applicable, and delivered to the grantees of the Awards free of any forfeiture restriction. To the extent that an optionee exercises his option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that option, and those shares of common stock shall be treated as issued and outstanding for purposes of the Change in Control.

1997 Plan. No Named Executive Officer has an outstanding option under the 1997 Plan.

Summary Compensation Table

The following table provides compensation information concerning our Principle Executive Officer (PEO), the two most highly compensated executive officers other than the PEO, and one other individual who would have been included had he not left the organization prior to December 31, 2007. The compensation included in the following table includes compensation earned from, or paid by, MDI, Inc. during the periods covered.

Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
J. Collier Sparks President and Chief Executive Officer	2007 2006	$271,154 $240,385	-0-	-0-	$137,539 $106,960	-0-	-0-	$408,693 $347,345
Michael Sweet Senior Vice President; Chief Operating Officer and Chief Financial Officer	2007 2006	$210,577 $96,154(2)	-0-	-0-	$88,418 $74,814	-0-	-0-	$298,995 $170,968
Richard Larsen Senior Vice President, General Counsel & Secretary	2007 2006	$190,865 $169,231	-0-	-0-	$58,945 $53,480	-0-	-0-	$249,810 $222,711

(1)
The amounts in this column reflect the dollar amount recognized for financial reporting purposes for the fiscal years ended December 31, 2006 and 2007 in accordance with FAS 123 (R) and thus may include awards granted in and prior to 2006 and 2007. A discussion of the assumptions used in calculating these values may be found in the Notes to our 2007 audited financial statements.

(2)	Mr. Sweet was employed on June 22, 2006.

Outstanding Equity Awards at Year End 2007

The table below sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2007.

Name and Principal position	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
J. Collier Sparks	100,000	-0-	$1.31	1/1/2014
	185,000	-0-	$0.77	1/13/2015
	200,000	-0-	$0.91	1/1/2016
	350,000	350,000	$0.39	1/24/2012
Michael Sweet	200,000	-0-	$0.74	6/22/2016
	150,000	150,000	$0.39	1/24/2012
Richard Larsen	8,000	-0-	$1.21	7/18/2013
	60,000	-0-	$1.31	1/1/2014
	15,000	-0-	$1.31	1/1/2014
	85,500	-0-	$0.77	1/13/2015
	100,000	-0-	$0.91	1/1/2016
	225,000	225,000	$0.39	1/24/2012

 Stockholder Proposals for 2009 Annual Meeting

 According to the requirements of the SEC pursuant to Rule 14a-8 under the 1934 Act and our By-Laws, a proposal for action to be presented by any shareowner at the 2009 Annual Meeting of Shareowners will not be acted upon unless: (a) if the proposal is to be included in the proxy statement relating to the 2009 Annual Meeting of Shareowners, pursuant to Rule 14a-8, the proposal must be received at the Office of the Secretary on or before June __, 2009; or (b) if the proposal is not to be included in the proxy materials, pursuant to our By-Laws, the proposal must be submitted in writing to the Office of the Secretary on or prior to July 16, 2009, and such proposal must be, under Delaware law, an appropriate subject for shareowner action. Proposals should be sent to: Attention Corporate Secretary, 10226 San Pedro Avenue, Suite 100, San Antonio, Texas 78216.

Other Matters

 The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors,
/s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President,
General Counsel & Secretary

San Antonio, Texas
September __, 2008